FGMK

2801 Lakeside Drive

3rd Floor

Bannockburn, IL 60015 (847) 374-0400

August 2, 2011

We consent to the use in this Registration Statement (No. 333-174873) on Form N-2 of Triton Pacific Investment Corporation, Inc. of our report dated August 1, relating to our audit of the balance sheet, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Very truly yours,

/s/  FGMK, LLC

Bannockburn, IL August 2, 2012